EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CLEAR CHANNEL COMMUNICATIONS, INC. ANNOUNCES PROPOSED PRIVATE OFFERING OF $500.0 MILLION OF PRIORITY GUARANTEE NOTES DUE 2021

San Antonio, February 21, 2013. Clear Channel Communications, Inc. (“CCU”) announced today that it intends to offer, subject to market and customary conditions, $500.0 million in aggregate principal amount of priority guarantee notes due 2021 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes will be fully and unconditionally guaranteed on a senior basis by CCU’s parent, Clear Channel Capital I, LLC, and all of CCU’s existing and future wholly-owned domestic restricted subsidiaries.  The Notes and the related guarantees will be secured by (1) a lien on (a) the capital stock of CCU and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing CCU’s legacy notes), in each case equal in priority to the liens securing the obligations under CCU’s senior secured credit facilities, priority guarantee notes due 2019 and existing priority guarantee notes due 2021 and (2) a lien on the accounts receivable and related assets securing CCU’s receivables based credit facility junior in priority to the lien securing CCU’s obligations thereunder.  The Notes will be issued under a new indenture and will not be part of the same class as CCU’s existing priority guarantee notes due 2021.

CCU intends to use the proceeds of this offering together with the proceeds of borrowings under CCU’s receivables based credit facility and cash on hand, to prepay all $847 million of loans outstanding under its term loan A facility and to pay fees and expenses in connection with the offering.

The Notes and related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering circular.

About Clear Channel Communications

Clear Channel Communications, Inc. is one of the leading global media and entertainment companies specializing in radio, digital, outdoor, mobile, live events and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current CCU management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, whether or not CCU will consummate the offering, and if it does, the terms of the Notes and the size, timing and use of proceeds of the offering.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond CCU’s ability to control or predict. CCU undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717